SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 23, 2011(Feb 18, 2011)

DYNEGY INC.
DYNEGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	001-33443 000-29311 (Commission File Number)	20-5653152 No. 94-3248415 (I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

At 5:00 p.m., New York City time, on February 18, 2011 the tender offer by IEH Merger Sub LLC, a Delaware limited liability company (“Parent”) and a wholly-owned subsidiary of Icahn Enterprises Holdings L.P. (“IEH”), and IEH, as a co-bidder, to purchase all of the issued and outstanding shares of common stock (“Common Stock”), par value $0.01 per share, of Dynegy Inc. (“Dynegy” or the “Company”), including the associated rights (together with the shares of Common Stock, the “Shares”) issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 22, 2010 (the “Original Rights Agreement”), as amended by Amendment to Stockholder Protection Rights Plan, dated as of December 15, 2010 (“Amendment No. 1 to Rights Agreement”), expired.  At such time, in accordance with its terms, the Agreement and Plan of Merger, dated as of December 15, 2010, as amended on February 13, 2011 (the “Merger Agreement”), among the Company, Parent, and IEP Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent, terminated automatically.  In connection with this termination, the Company is obligated to pay $5 million to Parent in respect of expenses incurred by Parent and as consideration for entering into the Merger Agreement.

Item 3.03                      Material Modification to the Rights of Security Holders.

On February 21, 2011, the Company entered into an amendment (“Amendment No. 2 to Rights Agreement”) to the Rights Agreement with Mellon Investor Services LLC.

The following is a summary of Amendment No. 2 to Rights Agreement and certain provisions of the Original Rights Agreement, as amended by Amendment No. 1 to Rights Agreement and Amendment No. 2 to Rights Agreement.  The following summary is qualified in its entirety by the full text of Amendment No. 2 to Rights Agreement, which is attached hereto as Exhibit 4.1, the full text of the Original Rights Agreement, which is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on November 23, 2010, and the full text of Amendment No. 1 to Rights Agreement, which is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 15, 2010 , each of which is hereby incorporated herein by reference.

The Original Rights Agreement as amended by Amendment No. 1 to Rights Agreement provided that, subject to certain exceptions, an Acquiring Person is any person having Beneficial Ownership (as defined in the Rights Agreement) of 10% or more of the outstanding shares of Common Stock.  Amendment No. 2 to Rights Agreement changes the definition of Acquiring Person such that all references therein to 10% are replaced with 20%.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Bruce A. Williamson; Appointment of Interim Chairman

On February 21, 2011, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Bruce A. Williamson, Chairman of the Company’s Board of Directors (the “Board”) and the Company’s President and Chief Executive Officer.  Mr. Williamson’s employment as President and Chief Executive Officer will end effective March 11, 2011.  Mr. Williamson has also resigned as a director and Chairman of the Board, effective as of February 21, 2011.   Pursuant to the terms of the Separation Agreement, Mr. Williamson will (i) receive a $2,000,000 lump sum payment as severance, (ii) be eligible to continue participating in the Company’s group health care plan for two years, (iii) remain eligible for his short term incentive pay for the 2010 performance year, (iv) receive a payment of $1,500,000 in settlement of all of his outstanding performance units.

Under the Separation Agreement, Mr. Williamson will also be required not to compete with the Company for three years following his termination of employment in exchange for a payment of $1,500,000, and he will be required to provide limited consulting services to the Company through December 31, 2011 and to assist the Company with its litigation matters.  The termination will also cause all of Mr. Williamson’s outstanding restricted shares, phantom units and stock options to fully vest.  Mr. Williamson has also agreed that he will not be eligible for any benefits or payments under the Dynegy Inc. Executive Change in Control Severance Pay Plan.

Patricia A. Hammick, currently Lead Director of the Company, has been appointed interim Chairman of the Board.  Ms. Hammick, age 64, was elected to the Board in April 2003 and was appointed Lead Director in May 2004. She was an adjunct professor at George Washington University from 2002 to 2003. Ms. Hammick served as Senior Vice President, Strategy and Communications and a member of the management committee of Columbia Energy Group from 1998 to 2000 and was Vice President, Corporate Strategic Planning, for Columbia Energy Group from 1997 to 1998. From 1983 to 1996, she served as the Chief Operations Officer for the National Gas Supply Association in Washington, D.C., and held a management position with Gulf Oil Exploration and Production Company from 1979 to 1983. Prior to 1979, Ms. Hammick worked for the American Petroleum Institute, the Center for Naval Analysis and the Naval Weapons Center. She currently serves as a director of Consol Energy, Inc. and SNC-Lavalin Group, Inc.  Ms. Hammick does not have a familial relationship with any director or executive officer of the Company and has not been involved in any transaction requiring disclosure under Item, 404(a) of Regulation S-K.

David W. Biegler, currently an independent director of the Company, has been appointed interim President and Chief Executive Officer effective upon Mr. Williamson’s departure.  Mr. Biegler, age 64, was elected to the Board in April 2003. He serves as Chairman and Chief Executive Officer of Southcross Energy, LLC, a midstream natural gas company engaged in the purchase and sale, pipeline transportation, gathering and processing of natural gas, since June 2009. Mr. Biegler retired at the end of 2001 as Vice Chairman of TXU Corp., when it engaged in power generation and energy marketing and provided electric and natural gas utility services and other energy-related services. He also served as President and Chief Operating Officer of TXU Corp. from 1997 to December 2001. From 1993 to 1997, he served as Chairman, President and Chief Executive Officer of ENSERCH Corp. He currently serves as a director of Trinity Industries, Inc., Southwest Airlines Co., Austin Industries, Inc., Animal Health International, Inc. and Children’s Medical Center.  Mr. Biegler does not have a familial relationship with any director or executive officer of the Company and has not been involved in any transaction requiring disclosure under Item, 404(a) of Regulation S-K.

Departure of Holli C. Nichols; Appointment of Interim CFO

On February 21, 2011, the Company announced that effective March 11, 2011, Holli C. Nichols will resign as Executive Vice President and Chief Financial Officer to accept an opportunity at another company.  Ms. Nichols will receive a $250,000 lump sum payment for limited consulting services to the Company and to assist the Company with litigation and financial matters.

The Company has appointed Charles C. Cook, currently Executive Vice President, Commercial Operations and Market Analytics, as interim Chief Financial Officer, effective upon the departure of Ms. Nichols.  Mr. Cook, age 46, has served as Executive Vice President, Commercial Operations and Market Analytics since December 2008. Mr. Cook has direct responsibility for overseeing all commercial functions and asset management related to Dynegy’s power generation fleet. Mr. Cook most recently served as Senior Vice President-Strategic Planning, Corporate Business Development and Treasurer from January to December 2008 and served as Senior Vice President and Treasurer from 2005 until 2007. Mr. Cook joined our predecessor, Destec Energy, Inc., in 1991, and was promoted to Vice President in 2002.  Mr. Cook does not have a familial relationship with any director or executive officer of the Company and has not been involved in any transaction requiring disclosure under Item, 404(a) of Regulation S-K.

Changes to Board of Directors

On February 21, 2011, David W. Biegler, Victor E. Grijalva, Patricia A. Hammick, Howard B. Sheppard and William L. Trubeck each informed the Company that he or she does not currently intend to stand for reelection as a director of the Company at the Company’s upcoming annual meeting of stockholders.  At the time the directors informed Dynegy of their decision not to stand for reelection, Patricia A. Hammick served as Lead Director of the Board, David W. Biegler served as a Chair of the Compensation & Human Resources Committee of the Board (“Compensation Committee”) and a member of the Corporate Governance & Nominating Committee (“Nominating Committee”), Victor E. Grijalva served as a member of the Audit & Compliance Committee of the Board (“Audit Committee”) and the Nominating Committee, Howard B. Sheppard served as a member of the Audit Committee, the Compensation Committee and the Nominating Committee, and William Trubeck served as Chair of the Audit Committee and a member of the Compensation Committee.

Item 8.01                      Other Events.

    On February 18, 2011, the Company issued a press release announcing an extension of the advance notice period for director nominations, which is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

        On February 21, 2011 the Company issued a press release announcing Board and management restructuring, termination of the Merger Agreement, Amendment No. 2 to Rights Agreement and action to continue operating as an independent company, which is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)           Exhibits:

Exhibit No.	Document
4.1	Amendment No. 2 to Stockholder Protection Rights Agreement, dated as of February 21, 2011, between the Company and Mellon Investor Services LLC, as Rights Agent.
99.1	Dynegy Inc. press release dated February 18, 2011.
99.2	Dynegy Inc. press release dated February 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: February 23, 2011	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President and General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: February 23, 2011	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
4.1	Amendment No. 2 to Stockholder Protection Rights Agreement, dated as of February 21, 2011, between the Company and Mellon Investor Services LLC, as Rights Agent.
99.1	Dynegy Inc. press release dated February 18, 2011.
99.2	Dynegy Inc. press release dated February 21, 2011.